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                                                                      EXHIBIT 99


                                                      (AMERICAN HEALTHWAYS LOGO)


FOR IMMEDIATE RELEASE                        Contact:    Mary Chaput
                                                         Chief Financial Officer
                                                         (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST FOURTH QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (September 24, 2002) - American Healthways, Inc. (Nasdaq: AMHC) today announced it will provide an on-line Web simulcast and rebroadcast of its fiscal 2002 fourth quarter earnings release conference call. The Company intends to issue its fourth quarter earnings release at approximately 4:00 p.m. EDT, and the call is scheduled to begin at 5:00 p.m. EDT on October 8, 2002.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available on-line by going to www.americanhealthways.com and clicking on the link to Investor Relations, at www.streetevents.com, and at www.companyboardroom.com. The on-line replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through October 14, 2002. A telephone replay of the call will also be available through October 14, 2002, at 719-457-0820, confirmation number 198740.

         American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive care enhancement services to hospitals, physicians and health plans. The first and only care enhancement provider in the nation to be accredited by both the National Committee on Quality Assurance (NCQA) and the American Accreditation Healthcare Commission (URAC), American Healthways has contracts to provide disease and care management programs to health plans with members in all 50 states, the District of Columbia and Puerto Rico. The Company also operates diabetes management programs in nearly 80 hospitals nationwide. Further information about American Healthways and its programs can be found at www.americanhealthways.com.

                                      -END-


                                                  3541 Green Hills Village Drive
                                                  Nashville, Tennessee 37215
                                                  telephone: 615-665-1122
                                                  facsimile: 615-665-7697
                                                  www.americanhealthways.com